Exhibit 10.3
ESCROW AGREEMENT
     AGREEMENT, dated as of January 11, 2007, among Hythiam, Inc. (“Buyer”), Woodcliff Healthcare Investment Partners LLC (the “Company”), Mr. Nicholas Lewin (“Lewin”), Thelen Reid Brown Raysman & Steiner LLP, a California limited liability partnership engaged in the practice of law, as escrow agent (the “Escrow Agent”) and, for the limited purposes set forth in Section 4 below, the remaining signatories to this Agreement.
WITNESSETH:
     WHEREAS, pursuant to that certain letter of intent dated as of the date first set forth above (“LOI”), and the Purchase Agreement (“Purchase Agreement”) attached thereto, by and among Buyer, Company, and the members of the Company (“Sellers”), the Buyer has agreed to pay to the Sellers the sum of $9,000,000 in cash (“Escrowed Cash”) and 215,053 shares of the Buyer’s common stock or cash in lieu thereof (determined as provided in the Purchase Agreement) (“Escrowed Shares” and, together with the Escrowed Cash, the “Escrowed Consideration”);
     WHEREAS, $3,600,000 of the Escrowed Cash will be paid to Escrow Agent on the date of the LoI and the remaining Escrowed Cash will be paid at the Closing (as defined in the Purchase Agreement);
     WHEREAS, Pursuant to the Purchase Agreement Sellers have appointed Lewin to act as their agent and sole representative in the execution of this Agreement and the disbursement of the Escrowed Consideration; and
     WHEREAS, pursuant to the Purchase Agreement, Buyer, Company, Lewin and Escrow Agent have agreed to enter into this Escrow Agreement pursuant to which the Escrowed Consideration will be deposited with the Escrow Agent;
     NOW, THEREFORE, for and in consideration of the mutual premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Appointment of Escrow Agent. Buyer and Lewin, as Sellers’ representative, hereby each appoint Thelen Reid Brown Raysman & Steiner LLP as the Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.
2.	Investment of Escrowed Cash. The Escrow Agent shall invest the Escrowed Cash in accordance with its customary practices and procedures with respect to the holding of funds deposited with it in escrow. Buyer and Lewin, as Sellers’ representative, acknowledge and agree that the investment of the Escrowed Cash in overnight investments with the Escrow Agent’s bank, or other similar short-term investment programs made available by the Escrow Agent’s bank, shall be deemed to be satisfactory investment of the Escrowed Cash, and the Escrow Agent shall have no liability to Buyer or Sellers by reason of its investment of the Escrowed Cash in such manner.

3.	Disbursement of Escrowed Consideration.
       (i) Break-Up Fee. Upon the occurrence of the events specified in paragraph 6 the LOI and notice from Lewin and Buyer that such events have occurred, the Escrow Agent will disburse the amount of $3,600,000 of the Escrowed Cash to Lewin or Hythiam, as appropriate.
       (ii) At Closing. Upon receipt by the Escrow Agent of the full amount of the Escrowed Cash and notice from Buyer and Lewin that the parties’ respective conditions to closing have been satisfied or waived, Escrow Agent shall disburse the Escrowed Cash as follows:
(a)	first, to Bessemer Trust Company (“Bessemer”) in the amount of $1,000,000 plus the accrued but unpaid interest indicated on the pay-off notice sent by Bessemer to the Escrow Agent, in full repayment of a loan from Bessemer to the Company evidenced by that certain Secured Term Note (Variable Rate/Fixed Rate), dated October 25, 2006, made by the Company to the order of Bessemer (the “Bessemer Note”);

(b)	second, to the following individuals (the “Member Creditors”) in the following amounts in full satisfaction of all loans by such individuals to the Company:

Lender	Full Repayment Amount
Tanglewood Investment Partners	$28,750
Richard Danzig	$28,750
Tony Milone	$28,750
Gavin Scotti	$28,750
(c)	third, to (i) Escrow Agent in full payment of all legal fees and expenses owed by the Company to Escrow Agent and (ii) to Lewin in payment of other transaction expenses for which Lewin has provided notice to Escrow Agent, not to exceed $40,000; and
(d)	fourth, any remaining amount to Lewin for disbursement to the Sellers in proportion to the Sellers’ respective percentage interests in the Company immediately prior to Closing as set forth in Exhibit A to the Purchase Agreement.
4.	Release of Obligations.
(a)	Bessemer. By signing this Agreement, Bessemer agrees that, upon payment to Bessemer of the full amount set forth in Section 3(ii)(a), without further action by or notice to Bessemer, the Company’s obligations to Bessemer under the Bessemer Note shall have been satisfied in full.

(b)	Guarantor. Ann Lewin, as guarantor of the Company’s obligation under the Bessemer Note, pursuant to a Securities Pledge Agreement between the Company and Ann Lewin (the “Pledge Agreement”), received a pledge of certain of the

Company’s stock in Comprehensive Care Corporation as security for such guaranty. By signing this Agreement, Ann Lewin agrees that, upon payment to Bessemer of the full amount set forth in Section 3(ii)(a), and without further action by or notice to the Company or Ann Lewin, the Pledge Agreement and Ann Lewin’s security interest created thereby shall be terminated.

(c)	Member Creditors. By signing this Agreement, the Member Creditors agree that, upon payment to the Member Creditors of the full amounts set forth in Section 3(ii)(b), without further action by or notice to any of the Member Creditors, all claims that such Member Creditors shall have against the Company for borrowed money or any interest, penalties or damages arising therefrom, shall have been satisfied in full; and all of the Company’s assets shall be free and clear of any lien from the Member Creditors or any successor in interest.
5.	Escrowed Shares. Upon receipt of the Escrowed Shares, the Escrow Agent shall release the Escrowed Shares to Lewin, the net proceeds from the sale of which Lewin will disburse to the Sellers in proportion to the Sellers’ respective percentage interests in the Company immediately prior to Closing as set forth in Exhibit A to the Purchase Agreement.

6.	Additional Escrowed Cash.
(a)	Cash in Lieu of Escrowed Shares. If cash is paid by Buyer to Escrow Agent in lieu of the Escrowed Shares as provided in Section 2(b)(ii) of the Purchase Agreement, such cash shall be deemed additional Escrowed Cash and distributed as provided in Section 3 above.

(b)	Cash on Hand at Closing. The parties acknowledge that Company is being sold to Buyer with no cash in the Company’s bank accounts. Lewin intends to transfer to the Escrow Agent any funds remaining in the Company’s bank accounts immediately prior to the Closing, which funds, if any, shall be added to the Escrowed Cash and distributed as provided in Section 3 above.
7.	Responsibilities of the Escrow Agent. The Escrow Agent shall have the following responsibilities hereunder:
(a)	The obligations and duties of the Escrow Agent are confined to those specifically enumerated herein and the Escrow Agent shall not be liable or responsible for any act or failure to act on its part except for its own willful misconduct or gross negligence.

(b)	The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the Escrow Consideration and the disposition of the same in accordance with the terms and conditions contained herein, and no implied duties or obligations shall be read herein against the Escrow Agent.

(c)	The Escrow Agent may rely or act upon any order or direction, instruments or signatures believed by it to be genuine and may assume that any person purporting to give any written notice, advice or instruction in connection therewith has been duly authorized to do so; provided, however, that Escrow

Agent shall confirm any such instructions purporting to be from or on behalf of Buyer with Buyer’s counsel.

(d)	The Escrow Agent shall not be required to institute or defend any action or legal proceeding involving the terms and conditions contained herein. For all deliveries made by the Escrow Agent in accordance with the provisions hereof, the Escrow Agent shall have full release, discharge and acquittance and shall not be subject to any claim on the part of any person beneficially interested hereunder.

(e)	In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Consideration which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Escrow Consideration pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, final judgment of a court or courts of competent jurisdiction, or otherwise.
8.	Amendment and Cancellation. The Escrow Agent shall not be bound by any cancellation, waiver, modification or amendment of these instructions, including the transfer of any interest hereunder, unless such cancellation, waiver, modification or amendment is in writing and signed by Buyer and Lewin, as Sellers’ representative, and, if the duties of the Escrow Agent hereunder are affected, unless the Escrow Agent also shall have given its written consent thereto.

9.	Legal Counsel.
(a)	The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and the Escrow Agent shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(b)	Buyer acknowledges that Escrow Agent acts from time to time as counsel to the Company, and Buyer agrees that the Escrow Agent’s acting as the Escrow Agent shall not impair the ability of Thelen Reid Brown Raysman & Steiner LLP to represent Company in any dispute arising hereunder, under the Purchase Agreement or under any related agreement.
10.	Resignation. The Escrow Agent shall have the right, in its discretion, to resign hereunder at any time, by giving at least ten (10) days’ prior written notice of such resignation to Buyer and Lewin, as Sellers’ representative. In such event, Buyer and Lewin, as Sellers’ representative, will promptly select a successor escrow agent. The Escrow Agent, subject to the terms hereof, shall be bound hereby until a successor agent shall be appointed. The Escrow Agent shall be discharged from all further duties hereunder upon acceptance by the substitute escrow agent of the Escrow Agent’s duties hereunder or upon transfer and delivery of the Escrow Consideration or upon the order of any court.
11.	Indemnification. Buyer and Lewin, as Sellers’ representative, jointly shall indemnify the Escrow Agent and each partner, employee, attorney and agent of the Escrow Agent (collectively, the “Indemnified Parties”) for, and hold it harmless against, any and all losses, liabilities, costs or expenses, in connection herewith, including reasonable attorneys’ fees, incurred on the part of the Indemnified Parties in connection with the Escrow Agent’s acceptance of, or the performance of its duties and obligations under, these instructions, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to these instructions, except as the same may arise as the result of any Indemnified Party’s own gross negligence or willful misconduct.

12.	Disbursement into Court. If, at any time, there shall exist any dispute between Buyer and Lewin, as Sellers’ representative, with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if Buyer and Lewin, as Sellers’ representative, have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in New York, New York, for instructions with respect to such dispute or uncertainty, and pay into such court all assets held by it in the Escrow Consideration for holding and disposition in accordance with the instructions of such court.

13.	Fees. The Escrow Agent shall not be entitled to collect any fee for its services under this Agreement. Lewin, as Sellers’ Representative, shall pay, or reimburse the Escrow Agent for, promptly following the receipt of a written demand therefor (which demand shall include an accounting for such costs and expenses in specific detail), all of the expenses incurred by the Escrow Agent in connection with this Agreement, including, but not limited to, reasonable attorneys’ fees and expenses.

14.	Notices and Communications. All notices and other communications required or provided under this Agreement shall be given in the manner required, and deemed delivered and effective as prescribed, by facsimile transmission with receipt confirmed, or in writing by transmission by Federal Express or other overnight delivery service, as follows:
If to Buyer:
Hythiam, Inc.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, CA 90025
Attn: Chief Executive Officer
Fax: (310) 444-5300
With a copy to:
John C. Kirkland, Esq.
Dreier Stein & Kahan LLP
1620 26th Street
6th Floor, North Tower
Santa Monica, CA 90404
Fax: (424) 202-5250

If to Sellers:
Mr. Nicholas Lewin
535 Madison Avenue, 35th Floor
New York, NY 10022
Fax: (212) 898-1161
If to Company:
Woodcliff Healthcare Investment Partners LLC
Mr. Nicholas Lewin
535 Madison Avenue, 35th Floor
New York, NY 10022
Fax: (212) 898-1161
If to Escrow Agent:
Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, NY 10022-6225
Telephone: (212) 603-2412
Telecopier: (212) 603-2001
Attention: E. Ann Gill, Esq.
15.	General Provisions.
(a)	This Agreement constitutes the entire agreement between the parties relating to the deposit and disbursement of the Escrowed Consideration and merges, supersedes and terminates all prior written and oral agreements and all contemporaneous oral agreements between the parties relating to such escrow. This Agreement may not be amended or modified in any respect except by a writing duly executed by all of the parties hereto.

(b)	The laws of the State of Delaware (without giving effect to its conflicts of laws principles) govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.

(c)	This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, however, the rights and obligations of Buyer and Sellers under this Agreement may not be assigned or delegated without the prior written consent of the other party (other than the Escrow Agent). The rights and obligations of the Escrow Agent under this Agreement may be assigned or delegated only in accordance with Section 10.

(d)	The headings of the Paragraphs of this Agreement are for convenience of reference only, are not part of this Agreement and shall not be used in its interpretation.

(e)	The failure of any party at any time to require performance by any other party of a provision of this Agreement or to resort to a remedy at law, in equity or otherwise shall in no way affect the right of such party to require full performance or to resort to such remedy at any time thereafter nor shall a waiver by any party of the breach of any provision of this Agreement be taken or held to be a waiver of any subsequent breach unless expressly so stated in writing. No waiver of any of the provisions of this Agreement shall be effective unless in a writing signed by the party to be charged.

(f)	No provision of this Agreement that is held to be illegal, invalid or unenforceable by a court of competent jurisdiction shall in any way affect the legality, validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

(g)	From time to time from and after the date hereof, the other parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that is protected in acting hereunder.

(h)	This Agreement shall terminate on the final disposition of the Escrowed Consideration in accordance with Sections 4 through 6, provided that the rights of the Escrow Agent and the obligations of the other parties under Sections 9 and 11 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

(i)	This Agreement may be executed in counterparts, each of which shall constitute an original document and all of which together shall constitute one and the same document.
[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

BUYER:		COMPANY:
Hythiam,	Inc.	Woodcliff Healthcare Investment Partners LLC

By:	/s/ Chuck Timpe	By:	/s/ Nicholas Lewin

Name: Title:	Chuck Timpe CFO	Name: Title:	Nicholas Lewin Manager

LEWIN:		ESCROW AGENT:
Thelen Reid Brown Raysman & Steiner LLP

/s/ Nicholas Lewin

Nicholas Lewin, as Sellers’ representative		By:	/s/ E. Ann Gill

Name: E. Ann Gill
Title: Partner

SOLELY FOR PURPOSES OF AGREEING		SOLELY FOR PURPOSES OF AGREEING
TO THE PROVISIONS OF SECTION 4(a):		TO THE PROVISIONS OF SECTION 4(b):
BESSEMER:

/s/ Richard Danzig

/s/ Stephanie Samuells		Richard Danzig

Name: Stephanie Samuells
Title: Senior Vice President
/s/ Tony Milone

Tony Milone

/s/ Ann Lewin		/s/ Gavin Scotti

Ann Lewin		Gavin Scotti

Tanglewood Investment Partners

/s/ Nicholas Lewin

Nicholas Lewin, Manager